Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

OFFER TO PURCHASE FOR CASH UP TO 900,000 OF ITS

$2.125 DEPOSITARY CONVERTIBLE EXCHANGEABLE PREFERRED SHARES

(THE “DEPOSITARY SHARES”) (EACH OF WHICH REPRESENTS ONE-TENTH OF A SHARE

OF $21.25 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK)

BY

PERINI CORPORATION

AT

$20.00 NET PER SHARE

This form must be used to accept the Offer (as defined below) if depositary receipts for Depositary Shares are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before Friday, May 9, 2003 (the “Expiration Date”). Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated March 31, 2003 (the “Offer to Purchase”). This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 5 of the Offer to Purchase.

The Depositary:

EquiServe Trust Company, N.A.

Depositary Addresses:

By First Class Mail:	By Overnight Courier:	By Hand:

EquiServe Trust Company, N.A.	EquiServe Trust Company, N.A.	Securities Transfer & Reporting Services, Inc.
Attn: Corporate Actions/Perini	Attn: Corporate Actions/Perini
P.O. Box 43025	40 Campanelli Drive	EquiServe Trust Company, N.A.
Providence, RI 02940-3025	Braintree, MA 02184	100 William Street, Galleria
New York, NY 10038

Facsimile for Guaranteed Delivery:

(Eligible Institutions Only)

(781) 575-4827

Confirmation of Receipt of Guaranteed Delivery:

(781) 575-4816

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER

THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Perini Corporation, a Massachusetts corporation (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated March 31, 2003 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, the number of shares of $2.125 Depositary Convertible Exchangeable Preferred Shares (the “Depositary Shares”) (each of which represents one-tenth of a share of $21.25 Convertible Exchangeable Preferred Stock, par value $1.00) specified below pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase.

(Please Print Except for Signature(s))

Number of Depositary Shares Tendered:

Depositary Receipt Nos. (if available):	Name(s) and Address(es) of Registered Holder(s):

Dated: ____________________, 2003
Signature(s)

Individual(s):	Entity:

If Depositary Shares will be tendered by book-entry transfer to The Depositary Trust Company (“DTC”), please check box:	☐
DTC Participant Number:
Telephone Number, including Area Code:

Name of Institution that Guaranteed
Delivery:
Authorized Signature:
Name:
Title:

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 5 of the Offer to Purchase, hereby, with respect to the Depositary Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase: (a) represents that each holder of Depositary Shares named on the previous page “own(s)” such Depositary Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Depositary Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary depositary receipts representing such Depositary Shares, in proper form for transfer (or to tender Depositary Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility (The Depositary Trust Company), if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents, all within three trading days on the American Stock Exchange after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

                                                     (Include Zip Code)

Telephone Number, including Area Code:

Dated:                           , 2003